Exhibit 4.21

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (hereinafter referred to as "this Agreement") is entered into by and among the following parties (hereinafter referred to as the "Parties") on _April 30_____, 2022 in Beijing, China:

Party A: Qiyuan Education Technology (Tianjin) Co., Ltd., a wholly foreign-owned enterprise duly incorporated and validly existing in THE People’s Republic of China (hereinafter referred to as “China”);

Party B: The natural persons listed in Annex I who, together, make up the full list of  Party C’s existing shareholders, with their respective capital contributions and shares in Party C’s registered capital shown in Annex I,

and

Party C: Zhudou Investment (Beijing) Co, Ltd., duly incorporated and validly existing in China

(Party A, Party B and Party C shall each be referred to as a "Party" and collectively referred to as the "Parties").

WHEREAS,

A.Party A, Party B, Party C and Party C's subsidiaries whose equity interests are owned 100% by Party C (hereinafter collectively referred to as the "Subsidiaries". See Annex II for the name list. Such list will be subject to Party C's changes in its external investments after the execution hereof) have signed the agreements as set out in Annex III hereto respectively (hereinafter collectively referred to as the "Main Contract").

B.Party B holds 100% equity interest in Party C in aggregate; Party B intends to pledge its equity interests in Party C unconditionally and irrevocably to Party A as security for the performance of any and all obligations of Party B, Party C and Party C's Subsidiaries under the Main Contract. Party A agrees to accept the aforesaid security interests (hereinafter referred to as the "Pledge").

NOW, THEREFORE, Party A, Party B and Party C, after friendly negotiation on the principle of equality and mutual benefits, hereby agree as follows and intend to be bound hereby:

1.Pledge

Party B agrees to unconditionally and irrevocably pledge 100% Party C’s equity and the equity generated by Party B's new capital injection to Party C in accordance with Article 4.2, including the first priority pledge of dividends and bonuses arising from such equity interest (hereinafter referred to as the "Pledged Equity"), to Party A as a security for performance of any and all obligations of Party B, Party C and Party C's Subsidiaries under the Main Contract.

2.Scope of Pledge

The scope of security of the Pledged Equity hereunder shall covers all Party B’s, Party C’s and Party C's subsidiaries’ obligations hereunder and under the Main Contract (including but not limited to any amounts due but not yet paid to Party A, liquidated damages, damages, etc.), the costs of realizing the principal claims and pledges as well as all other related costs.

The Parties acknowledge that where the relevant business administrative authorities require the amount of the principal claim involved in the scope of the security to be specified in the registration of the equity pledge, for the purpose of registering such equity pledge only, the Parties agree to register the amount of the claim under the Main Contract as RMB200,000 and the amount of any and all liability for breach of contract and damages under the relevant contract.

The Parties further acknowledge that specifying the amount of the foregoing claim for the purpose of the registration of the equity pledge will not derogate from or limit all Party A’s rights and benefits as the secured person hereunder and under the Main Contract.

3.Term of Pledge

The equity pledge hereunder shall be established from the date it is registered with the business administrative department to which Party C belongs and shall terminate upon the completion of performance of all Main Contracts, lapse or termination, or any written agreement is reached by the Parties to cancel this Agreement (whichever is later). During the term of the pledge, where Party B, Party C or Party C's subsidiaries fail(s) to perform any of its/their obligations under any of the Main Contracts or any event of default under Article 6.1 hereof, Party A shall be entitled to dispose of the Pledged Equity in accordance with the provisions hereof.

4.Registration

4.1 Party B and Party C undertake to Party A that Party B and Party C will (I) record the matter of equity pledge hereunder in Party C’s register of shareholders within five (5) working days from the date of execution hereof, and hand the register of shareholders over, after recording the matter of equity pledge, to Party A for safekeeping;and (II) register the aforesaid equity pledge with the relevant business registration authority within thirty (30) working days from the date of execution hereof or within any other feasible fastest period of time, and obtain the written certificate of registration from the business registration authority. To the extent complying with other provisions hereof, other than any registration and modification necessary for the operation of Party C and Party C’s subsidiaries, Party C’s register of shareholders shall be kept by Party A or its designated personnel during the term hereof.

4.2 Party B and Party C further undertake that, after the execution hereof, Party B may, with the prior consent of Party A, increase the capital of Party C, provided that the equity interests arising from the increased capital by Party B in Party C will be part of the Pledged Equity hereunder. Party B and Party C shall be obliged to make all necessary amendments to the register of shareholders of the relevant company and the amount of equity contribution immediately upon completion of the capital increase and to perform the pledge procedures as specified in Article 4.1.

4.3All costs and actual expenses related to this Agreement, including but not limited to registration fee, production cost, stamp duty and any other taxes and charges, shall be borne by Party C in accordance with relevant laws and regulations.

5.Party B’s and Party C’s Undertakings and Commitments

Party B and Party C hereby undertake and commit to Party A respectively and jointly as follows:

5.1Party B will be the legal owner of the Pledged Equity and there is no dispute that has arisen or may arise concerning the ownership of the Pledged Equity. Party B will have the dispositive power over the Pledged Equity and any part thereof, and such dispositive power will not be restricted by any third party.

5.2 Other than this Agreement and the Exclusive Purchase Option Agreement entered into by the Parties, Party B has not created any other pledge rights or third party interests in the Pledged Equity.

5.3 Party B and Party C fully understand the contents hereof. Their execution and performance hereof are of their own free will and all their intentions are genuine and true. Party B and Party C have, in accordance with the reasonable requirements from Party A, taken all necessary measures, obtained all internal authorizations required for the execution and performance hereof and signed all necessary document to ensure that the equity pledge hereunder is legal and valid.

5.4 During the period of existence hereof, Party B shall not, without Party A’s prior written consent, transfer the Pledged Equity, grant to any other person any interest, option or other right in relation to the Pledged Equity, or create or permit the existence of any third party security interest over the Pledged Equity or dispose of the Pledged Equity in any other manner that may affect our pledge rights, unless otherwise agreed by the Parties.

5.5During the period of existence hereof, Party B and Party C shall comply with and enforce the provisions of all laws and regulations of the People's Republic of China relating to the pledge of rights, and upon receipt of any notice, instruction or suggestion issued by the relevant competent authority in respect of equity pledge and/or the pledge hereunder, produce the said notice, instruction or suggestion to Party A within five (5) working days, meanwhile complying with the said notice, instruction or suggestion, or raising objections and statements on the above-said matters as reasonably requested by Party A or with Party A's written consent.

5.6 Unless with Party A’s prior written consent, Party B and Party C will neither commit, nor cause or permit others to commit, any act that may derogate from, jeopardize or otherwise impair the value of the Pledged Equity or Party A’s pledge rights. Party B and Party C shall notify Party A in writing within five (5) working days from the date they become aware of any event or act that may affect the value of the Pledged Equity or Party A's pledge rights. Party A will not be liable for any decrease in the value of the Pledged Equity. Party B and Party C shall not have any right of recourse or claim of any kind against Party A, either.

5.7 To the extent complying with the relevant laws and regulations of the PRC, the equity pledge hereunder is a continuing security and will remain in full force and effect during the period of existence hereof, and will not be affected by any insolvency, liquidation, incapacity or change in organization or status, or any offsetting of funds among the Parties or any other event.

5.8 For the purposes of the performance hereof, Party A will have the right to dispose of the Pledged Equity in the manner provided herein, and shall not be interrupted or prejudiced in the exercise of Party A’s rights in accordance with the terms hereof by any legal proceeding of Party B or Party C, or any Party B’s or Party C’s successor, or any Party B’s or Party C’s principal or any other person.

5.9 To protect or perfect this Agreement as security for Party B’s, Party C’s and Party C’s Subsidiaries’ performance of the obligations under the Main Contract, Party B and Party C will execute in good faith, cause other parties interested in the Pledged Equity to execute all certificates of rights and covenants in relation to the performance hereof, and/or perform and cause other interested party/parties to perform all acts required by Party A in connection with the performance hereof, and facilitate the exercise of the rights and authority granted to Party A hereunder.

5.10 To protect Party A’s interests, Party B and Party C will abide by and perform all warranties, undertakings, agreements, representations and conditions. Where any damage is caused to Party A due to Party B’s and/or Party C’ failure to perform or failure to fully perform its/their warranties, undertakings, agreements, representations or conditions, Party B and/or Party C shall indemnify Party A for all damages and losses suffered as a result.

6.Exercise events and enforcement of pledge rights

6.1 Where any of the following events (hereinafter referred to as an "Exercise Event") happens and to the extent permitted by relevant laws and regulations of the PRC, Party A may, at its option, require Party B or Party C to perform all of its obligations hereunder immediately and fully and the pledge created hereunder may be enforced at once.

(a)any representation, warranty or statement made by Party B, Party C or any Party C’s subsidiaries herein or the in the Main Contract is inconsistent, incorrect, untrue or no longer correct or true in any respect; or Party B, Party C or any of Party C’s subsidiaries breaches or fails to comply with any of its obligations or any warranty or undertaking made herein or in the Main Contract; or

(b)any one or any multiple number of Party B’s, Party C’s or any of Party C’s subsidiaries’ obligations hereunder or under any of the Main Contracts is deemed to be unlawful or invalid transaction; or

(c)a material breach by Party B or Party C on its obligations hereunder or under any of the Main Contracts; or

(d)any circumstance in which Party A is or may be unable to exercise its pledge right.

6.2 In the event of any above exercise event, Party A may, in accordance with the relevant laws and regulations of the PRC, execute the pledge by way of purchase at a discount, designate another party/other parties to purchase at a discount, auction or sell all or part of the Pledged Equity and enjoy priority in compensation for the proceeds of such auction or sale. Party A may enforce the pledge right hereunder without any need of first exercising other security or rights or taking other measures or procedures against Party B and/or Party C or any other person.

6.3 Party B and Party C shall, upon Party A's request, take all lawful and appropriate actions as required by Party A to enable Party A to execute its pledge right as agreed herein. For this purpose, Party B and Party C shall execute any and all document and material reasonably requested by Party A and perform and conduct all acts and matters reasonably requested by Party A.

7.Transfer

7.1 Except with Party A's prior written consent, neither Party B nor Party C shall be entitled to grant or transfer any of its rights or obligations hereunder to any third party, with the exception of Party A's acquiring, directly or indirectly, the Pledged Equity pursuant to the Exclusive Purchase Option Agreement.

7.2 This Agreement shall be binding on Party B and any of its successors and shall be effective to Party A and any of its successors and assigns.

7.3 Party A may transfer all or any of its rights and obligations under the Main Contract to its designated (which may be a natural/legal person) at any time, where the transferee shall enjoy and assume Party A’s rights and obligations hereunder as if such transferee were a party hereto. In the event that Party A transfers its rights and obligations under the Main Contract, Party B and/or Party C shall execute relevant agreement(s) and document, at Party A's request, in relation to such transfer (including but not limited to entering into a new equity pledge agreement with the transferee in the same form and content as this Agreement).

7.4 In the event of a change of Party A hereto as a result of the above-mentioned Party A’s transfer, the new pledging parties shall enter into a new equity pledge agreement and Party B and Party C shall assist the transferee in all procedures for registration changes of the equity pledge (if applicable).

8.Confidentiality

All provisions hereof and this Agreement itself will be confidential information, and no Party shall disclose any of them to any third party with the exception of senior officers, directors, employees, agents and professional advisors in connection with the Project. Where the Parties are required to disclose any of the information about this document to the government, the public or shareholders or to submit this document to appropriate authorities for filing, registration or publicly review in accordance with applicable jurisdiction (including but limited to U.S. law, stock exchange listing rules and guidelines, or regulatory requirements of securities regulators), it will be deemed an exception.

This provision shall keep legally effective regardless of any change, cancellation or termination hereof.

9.Liability for breach of contract

In the event that a Party fails to perform any of its obligations hereunder, or that any of such Party’s representation or warranty hereunder is essentially untrue or inaccurate, such Party shall be deemed as in breach hereof and shall indemnify the other Parties for their actual losses damages and losses.

10.Force Majeure

A force majeure event refers to one that is unforeseeable and that its occurrence can not be avoided, controlled or overcome by any Party (including but not limited to earthquake, typhoon, flood, fire, strike, war or riot) at the time hereof.

Where a force majeure event affects the performance of the Agreement, the Party experiencing the force majeure shall immediately (i) notify the other Parties via telegram, facsimile or other electronic means, and provide written proof of the force majeure within fifteen (15) business days; (ii) take all sensible and possible measures to eliminate or mitigate the effects of the force majeure event, and resume performing the Agreement after the effects of the force majeure event have been eliminated or mitigated. Depending on the extent of the impact on the performance hereof, the Parties shall decide through consultation whether to cancel this Agreement, or to partially exempt the performance hereof, or to delay the performance hereof.

11.Bylaws

11.1 This Agreement shall be governed in all respects by the laws of China. All disputes arising in the course of the performance hereof shall be settled in a friendly manner by the Parties. Should such negotiation fail, the dispute shall be submitted to China International Economic and Trade Arbitration Commission ("CIETAC") for arbitration in accordance with its arbitration rules then in force. The arbitration shall be held in Beijing in Chinese language. The arbitration award shall be final. Unless otherwise awarded by the arbitral tribunal, the costs of such arbitration shall be borne by the losing party. Except for the portion being submitted to arbitration, the remainder hereof shall continue to be effective.

11.2 This Agreement shall become effective on the date of execution by the Parties. The equity pledge hereunder shall be established from the date it is registered with the business administrative department to which Party C belongs and shall terminate, unless Party A executes the pledge during the term hereof in accordance with the provisions hereof, upon the completion of performance of all Main Contracts, lapse or termination, or any written agreement is reached by the Parties to cancel this Agreement (whichever is later).

11.3All the Parties acknowledge that this Agreement shall be enforceable to the extent permitted by the law. Where any provision hereof or any part of a provision hereof is held to be illegal, invalid or unenforceable by any competent authority or court of competent jurisdiction, such illegality, invalidity or unenforceability shall not affect the other provisions hereof or other parts of such provision, which shall remain in full force and effect. The Parties shall make their best efforts to modify such illegal, invalid or unenforceable provision to achieve the purpose of the original provision.

11.4This Agreement is made in Chinese with five (5) copies, two (2) for Party A, and one (1) for Party B and Party C each. The rest one (1) copy will be used for the change of business registration.

11.5This Agreement and its annexes hereto will be the entire agreement with respect to the transactions hereunder and shall supersede any and all prior communications, undertakings, memoranda or any other discussions, oral or written, with respect to the matters covered by this Agreement.

11.6 Any amendment or supplement hereto must be in writing and will only be effective after being signed by all the Parties hereto.

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 [No text below. Signature page of the Business Operation Agreement. ]

Party A:

Qiyuan Education Technology (Tianjin) Co., Ltd.  (Company chop)

Authorized representative: ____/s/ Mengting Liu ________________________________

Party B: _____/s/ Yin Xiao /s/ Yun Gu______________________________ (Signature)

Party C:

Zhudou Investment (Beijing) Co, Ltd.  (Company chop)

Authorized representative: ________/s/ Yin Xiao ____________________________